=================================================================



             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                      _________________

                         FORM 8-K/A

                     AMENDMENT NO. 1 TO

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):

                      December 14, 1995

                      _________________


                    UNITED GROCERS, INC.
     (Exact name of Registrant as specified in charter)

                           Oregon
       (State or other jurisdiction of incorporation)

                           2-60487
                    (Commission File No.)

                         93-0301970
              (IRS Employer Identification No.)

  6433 S.E. Lake Road (Milwaukie, Oregon)
  Post Office Box 22187                           97222
  Portland, Oregon                             (Zip Code)
  (Address of principal executive offices)

     Registrant's telephone number, including area code:

                       (503) 833-1000

=============================================================

       The Registrant hereby amends Item 7 of its Current
Report on Form 8-K dated December 14, 1995, as follows:

Item 7.     Required Financial Information

       (a)  Financial statements of business acquired.

       The following financial statements of Market
Wholesale, a division of Bay Area Foods, Inc., and the related notes to financial statements and independent auditor's report are filed as part of this report:

       Independent Auditor's Report
       Statement of Net Assets as of January 28, 1995
       Divisional Operating Income and Change in Net Assets
         for the year ended January 28, 1995
       Statement of Cash Flows for the year ended January 28,
         1995
       Notes to Financial Statements

       (b)  Pro forma financial information.

       The following pro forma financial information is filed as part of this report:

       Introductory Paragraph
       Pro Forma Consolidated Balance Sheet as of
        September 29, 1995
       Pro Forma Consolidated Statement of Income for the
         year ended September 29, 1995
       Explanatory Notes

       (c)  Exhibits.

       The exhibits filed herewith are listed in the exhibit index following the signature page of this report.

                         SIGNATURES

       Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           UNITED GROCERS, INC.


Dated:  February 23, 1996       By:  /s/ John W. White

                                   John W. White
                                   Vice President

                        EXHIBIT INDEX


2.     Asset Purchase Agreement dated as of November 10,
       1995, by and between United Grocers, Inc., and Bay
       Area Foods, Inc. (previously filed)

United Grocers, Inc.
Portland, Oregon


                INDEPENDENT AUDITOR'S REPORT


We have audited the accompanying statement of net assets of Market Wholesale (A Division of Bay Area Foods, Inc.) as of
January 28, 1995, and the related statements of divisional operating income, change in net assets, and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Market Wholesale (A Division of Bay Area Foods,
Inc.) as of January 28, 1995, and the change in its net assets and its cash flows for the year then ended, in conformity with generally accepted accounting principles.
See Note 3. regarding basis of presentation.

The purpose of this audit is only to satisfy the Form 8-K filing requirements of the Securities and Exchange Commission
(SEC). Market Wholesale (A Division of Bay Area Foods, Inc.) was previously audited as of January 28, 1995 as part of the consolidated audit of the Parent Company by other auditors in their report dated March 24, 1995.




Portland, Oregon
February 8, 1996                     /s/DeLap, White & Raish

                      MARKET WHOLESALE
            (A DIVISION OF BAY AREA FOODS, INC.)
                   STATEMENT OF NET ASSETS
                      JANUARY 28, 1995


                           ASSETS


Current assets:
 Cash                                           $     4,827
 Accounts receivable, net of
  allowance for doubtful accounts
  of $642,122                                     9,317,484
 Inventories                                     22,942,508
 Prepaid expenses                                   311,937
                                                -----------
   Total assets                                  32,576,756
                                                -----------


                 LIABILITIES AND NET ASSETS


Current liabilities:
 Accounts payable                               $10,161,364
 Accrued liabilities:
  Salaries, wages and benefits                   18,678,553
  Vacation                                          678,395
  Workers' compensation                           1,361,677
  Rebates                                         1,318,668
                                                -----------
   Total liabilities                             32,198,657
                                                -----------
Commitments and contingencies

Net assets                                      $   378,099
                                                ===========













The accompanying notes are an integral part of this financial statement.

                      MARKET WHOLESALE
            (A DIVISION OF BAY AREA FOODS, INC.)
    DIVISIONAL OPERATING INCOME AND CHANGE IN NET ASSETS
                 YEAR ENDED JANUARY 28, 1995


Net sales                                       $309,738,126

Cost of goods sold                               284,286,543
                                                ------------
   Gross margin                                   25,451,583
                                                ------------

Operating expenses:
 Compensation, variable and
  fixed expenses                                  21,455,641
 Depreciation and amortization                     1,594,896
                                                ------------

   Total operating expenses                       23,050,537
                                                ------------

   Operating income                                2,401,046
                                                ------------

Other income (expense):
 Other income                                      3,776,122
 Inter-division allocated overhead                (4,981,002)
 Other expense                                        (5,206)
                                                ------------

   Other expense - net                            (1,210,086)
                                                ------------

   Income before income taxes                      1,190,960

Provision for income taxes                              --
                                                ------------

   Net income                                      1,190,960

Net assets:
 Balance, beginning of year                       15,404,942
 Inter-division account
  transactions for the year                      (16,217,803)
                                                ------------

   Balance, end of year                         $    378,099
                                                ============

The accompanying notes are an integral part of this financial statement.

                      MARKET WHOLESALE
            (A DIVISION OF BAY AREA FOODS, INC.)
                  STATEMENTS OF CASH FLOWS
                 YEAR ENDED JANUARY 28, 1995


Cash flows from operating activities:
 Net income                                     $ 1,190,960
 Adjustments to reconcile net income to
  net cash used in operating activities:
   Depreciation and amortization                  1,594,896
   (Increase) decrease in non-cash
    current assets:
     Accounts receivable                          1,491,264
     Inventories                                   (915,830)
     Prepaid expenses                                (7,076)
   Increase (decrease) in non-cash
    current liabilities:
     Accounts payable                            (1,743,615)
     Accrued salaries, wages and benefits       (10,613,296)
     Accrued vacation                                74,146
     Accrued workers' compensation                  (96,897)
     Accrued rebates                             (1,379,357)
                                                -----------
          Net cash used in operating activities (10,404,805)

Cash flows used in investing activities -
 capital expenditures                              (409,216)

Cash flows from financing activities -
 inter-division account                          10,813,498
                                                -----------

   Net decrease in cash                                (523)

Cash at beginning of year                             5,350
                                                -----------

Cash at end of year                             $     4,827
                                                ===========

Supplemental schedule of noncash investing
 and financing activities:
  Transfer of property held for sale to BAF     $24,887,660
                                                ===========

  Bargain Purchase allocation - write
   down of property                             $ 2,143,641
                                                ===========


The accompanying notes are an integral part of this financial statement.

                      MARKET WHOLESALE
            (A DIVISION OF BAY AREA FOODS, INC.)
                NOTES TO FINANCIAL STATEMENTS
                      JANUARY 28, 1995


1. Organization
   ------------
   Market Wholesale (the Division) is operated as a division of Bay Area Foods, Inc. (BAF). BAF, formerly Provigo Corp., is a subsidiary of Bay Area Holdings, Inc. (Holdings). Holdings was incorporated for the purpose of acquiring in January, 1995 the stock of the old Provigo Corp. The acquisition (Purchase Transaction) was accounted for using the purchase method and resulted in a bargain purchase as the net asset values exceeded the cost.

2. Description of business
   -----------------------
   The Division is engaged in the wholesale distribution of grocery, frozen food and delicatessen products to independent grocery stores and supermarket chains primarily located in Central California.

3. Summary of significant accounting policies
   ------------------------------------------
   Basis of presentation
    ---------------------
   The accompanying statement of net assets and statement of divisional operating income have been prepared from the books and records maintained by the Division and BAF. The statement of divisional operating income may not necessarily be indicative of the results of operations that would have been obtained if the Division had been operated as an independent entity. The statement of divisional operating income includes allocation of certain expenses which are material in amount. Such expenses are allocations for corporate services and overhead.

   Accounting period
    -----------------
   The Division's fiscal year ends on the last Saturday in January (January 28, 1995) and covers the preceding 52 weeks since the prior year's last Saturday in January
   (January 29, 1994).

   The Purchase Transaction has been recorded as of January 28, 1995. The balance sheet of the Division as of January 28, 1995, reflects the effects of purchase accounting.
   The statements of divisional operating income, change in net assets and cash flows for the year ended January 28, 1995, do not reflect the effects of the Purchase Transaction.

   Inventories
   -----------
   Inventories at January 28, 1995, and cost of goods sold for the year then ended, were determined by valuing wholesale inventories at the lower of first-in, first-out cost or market value. Write downs for obsolescence for the year included in cost of goods sold was approximately $1,250,000.

                      MARKET WHOLESALE
            (A DIVISION OF BAY AREA FOODS, INC.)
                NOTES TO FINANCIAL STATEMENTS
                      JANUARY 28, 1995


3. Summary of significant accounting policies (continued)
   ------------------------------------------------------
   Depreciation and amortization

   Depreciation expense for the year was recorded on a straight-line basis as follows:

   Buildings                                    20-40 years
   Warehouse equipment                          10    years
   Computer and office equipment                3-5   years
   Leasehold and building improvements          Lesser of
                                                useful life
                                                or term of
                                                the lease

   Major repairs or renewals that enhance the value or increase the life of the underlying fixed asset are capitalized and depreciated over the estimated remaining useful life. Maintenance, repairs and minor renewals are expensed as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts.

   Revenue recognition
   -------------------
   Wholesale sales are recognized at the time an order is shipped.

   Use of estimates
   ----------------
   The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Self-insurance reserves
   -----------------------
   Prior to the Purchase Transaction, the Division was partially self-insured for medical and other health and welfare costs. Liabilities have been recorded for known and estimated incurred but unreported claims. These programs were substantially revised and the self-insurance provisions were eliminated at the time of the acquisition.


   Income taxes
   ------------
   The Division records deferred income taxes that arise from temporary differences between items of income or expense reported in the financial statements from those reported for income tax purposes and for net operating loss and tax credit carryforwards. Valuation allowances are established to the extent that future tax benefits related to the tax assets do not appear realizable. At January 28, 1995, a valuation allowance has been established for 100 percent of the net deferred tax asset (see Note 5).

                      MARKET WHOLESALE
            (A DIVISION OF BAY AREA FOODS, INC.)
                NOTES TO FINANCIAL STATEMENTS
                      JANUARY 28, 1995


3. Summary of significant accounting policies (continued)
   ------------------------------------------------------
   Property held for sale
   ----------------------
   Subsequent to the Purchase Transaction, BAF entered into transactions to sell several building and trucks of the Division and lease them back. The approximate book value of these assets transferred from the Division to BAF was $25,000,000 with expected proceeds from these sale/leaseback transactions to be approximately $24,000,000 (see Note 8).

   Cash and cash equivalents
   -------------------------
   For purposes of the statement of cash flows, the Division considers all highly liquid current debt instruments purchased with a maturity of three months or less to be cash equivalents.

4. Accounts receivable and concentrations of credit
   ------------------------------------------------
   Accounts receivable at January 28, 1995 consist of:

   Accounts receivable:
    Trade                                       $9,807,840
    Other                                          151,766
                                                ----------
                                                 9,959,606
   Allowance for doubtful accounts                (642,122)
                                                ----------


   Total                                        $9,317,484
                                                ==========


   The trade accounts receivable represent sales to various grocery stores and supermarket chains located primarily in Central California with no significant customer concentrations. See Note 6 for transactions with affiliates.

5. Income taxes
   ------------
   The Division's statement of divisional operating income for the year ended January 28, 1995 does not reflect a provision or benefit for income taxes because BAF consolidated for fiscal 1995 has a net loss. The computed income tax benefit for fiscal 1995 because of NOL's and restructuring costs was entirely offset by a valuation allowance of approximately $400,000. The utilization of the recorded deferred tax asset is dependent on taxable income during the NOL carryforward and deduction periods. BAF has operated at a loss for several years and expects to operate at a loss in fiscal 1996. Accordingly, management has recorded a 100 percent valuation allowance for the recorded deferred tax asset because of the uncertainty of their realization.

                      MARKET WHOLESALE
            (A DIVISION OF BAY AREA FOODS, INC.)
                NOTES TO FINANCIAL STATEMENTS
                      JANUARY 28, 1995


5. Income taxes (continued)
   ------------------------
   For tax accounting and reporting purposes, the basis of BAF's assets and liabilities did not change as a result of the Purchase Transaction. Because of the nature of the Purchase Transaction, however, BAF is subject to Internal Revenue Code Section 382 (the IRC and Section 382, respectively). There are significant restrictions under
   Section 382 regarding the BAF's ability to deduct in the future the full amount of purchased net operating loss carryforwards (NOLs), "built-in losses" and "built-in deductions" as defined by the IRC. Under the provisions of Section 382, in each of the next five years, BAF may deduct in each of its federal and state tax returns up to a maximum of $820,000 of the combined purchased NOLs, losses and deductions utilized in those years. The state NOLs expire before the end of the five-year limitation period in 1997, 1998 and 1999. The federal NOLs expire after the five-year limitation period beginning in 2006 through 2009.

6. Transactions with affiliates
   ----------------------------
   The Division provides products to various related retail distributors of BAF. An approximate summary of aggregate transactions with these affiliates for 1995 are as follows:

   At year end:
    Trade accounts receivable                   $   655,292

   During the year ended:
    Sales to affiliates                         $82,754,521
    Rebates to affiliates                           171,428
    Overhead charges by BAF
     to the Division                              4,981,002

7. Employee benefit plans
   ----------------------
   Approximately 70 percent of the Division's employees are covered by defined benefit pension plans, administered by their respective unions, to which the Division contributed approximately $707,000 in fiscal 1995. The contributions are determined in accordance with provisions of negotiated labor contracts. Information with respect to the Division's proportionate share of the excess, if any, of the actual computed value of vested benefits over the total of the pension plans' net assets is not available from the plans' administrators as of January 28, 1995.
   The Multiemployer Pension Plan Amendments Act of 1980 (the
   Act) significantly increased the responsibilities of participating employers. Under the provisions of the Act, if the plans terminate or BAF withdraws, the Division could be subject to a substantial withdrawal liability.
   As of January 28, 1995, management does not believe it has any withdrawal liability associated with the plans and has no intention of undertaking any action that could subject the Division to an obligation.

                      MARKET WHOLESALE
            (A DIVISION OF BAY AREA FOODS, INC.)
                NOTES TO FINANCIAL STATEMENTS
                      JANUARY 28, 1995


7. Employee benefit plans (continued)
   ----------------------------------
   The Division participates in a 401(k) tax savings plan sponsored by BAF for all nonunion employees. The plan is a defined contribution plan covering substantially all of its nonunion employees. Under the plan, employees with a minimum of three months of qualified service can elect to participate by contributing a minimum of 4 percent of their gross earnings, up to a maximum of 10 percent. For those eligible plan participants employed at each December 31, the Division contributes a matching amount up to 8 percent of each participant's gross earnings. During the fiscal year ended January 28, 1995, the Division's contribution to the plan for the plan year ended December 31, 1994, was approximately $185,000. Employee contributions are fully vested. Employer contributions are subject to certain vesting requirements and are forfeitable. Provigo will reimburse BAF for the fiscal 1995 contribution; such amount is reflected as a receivable by BAF. In April 1995, BAF prospectively changed the contribution provision from an 8 percent gross earnings matching contribution to a discretionary contribution.

8. Commitments and contingencies
   -----------------------------
   As of April 18, 1995, BAF signed an agreement with third parties to sell and lease back three owned warehouses and trucks used in the Division's wholesale distribution business. The net sales price for the warehouses and trucks is $23,902,000 and has been transferred to BAF as property held for sale at January 28, 1995. The warehouse leaseback and the truck leaseback agreements call for annual lease payments of $2,876,000 and approximately $196,000, respectively.

   Future minimum lease payments related to this leaseback as of January 28, 1995 are as follows:

         Year ending                   Warehouse    Trucks       Total
         -----------                  ----------- ----------  -----------
            1996                      $ 1,437,948 $  161,740  $ 1,599,688
            1997                        2,875,896    171,388    3,047,284
            1998                        2,875,896    118,540    2,994,436
            1999                        2,875,896    105,648    2,981,544
            2000                        2,875,896     82,012    2,957,908
         Thereafter                    15,817,428    116,222   15,933,650
                                      ----------- ----------  -----------
            Total                     $28,758,960 $  755,550  $29,514,510
                                      =========== ==========  ===========

  From time to time, the Division enters into contracts to purchase goods from several of its vendors. As of January 28, 1995, the Division was obligated to purchase $9,800,000 under agreements with expiration dates not beyond fiscal 1996.

                        MARKET WHOLESALE
              (A DIVISION OF BAY AREA FOODS, INC.)
                  NOTES TO FINANCIAL STATEMENTS
                        JANUARY 28, 1995


8.   Commitments and contingencies (continued)
     -----------------------------------------
     The Division is a party to litigation and claims arising in the ordinary course of business. While the ultimate effect of such actions cannot be predicted with certainty, the Division expects that the outcome of these matters will not result in a material adverse effect on the Division's financial position or results of operations.

9.   Subsequent event
     ----------------
     In December 1995 BAF entered into a transaction with United
     Grocers, Inc. for the sale of the Division and its certain assets in consideration of approximately $21,000,000 and the assumption of the Division's certain liabilities and property leases.

                      UNITED GROCERS, INC.
                       ------------------
                 PRO FORMA FINANCIAL STATEMENTS
                  YEAR ENDED SEPTEMBER 29, 1995
                 -----------------------------

Introductory paragraph
----------------------
  1. The transaction and the entities involved
      -----------------------------------------
     On December 14, 1995, United Grocers, Inc. ("Company"), acquired certain assets of the Market Wholesale ("Market") grocery division operations of Bay Area Foods, Inc. ("Bay Area Foods"), for a cash purchase price of approximately $21 million. The Company assumed certain liabilities including obligations under certain real and personal property leases relating to Bay Area Foods', three leased warehouse locations and leased tractor and trailer equipment.

     The approximate values allocated to the assets acquired, amount of liabilities assumed, and net value of assets acquired, are stated below:

        Acquired assets                 Amount
        ---------------              -----------
     Accounts receivable and
      customer loans                 $13,300,000
     Inventories                      19,600,000
     Deposits and prepaid expenses     1,000,000
     Equipment                         3,100,000
                                     -----------
        Total acquired assets         37,000,000
                                     -----------
        Assumed liabilities
        -------------------
           Accounts payable           14,400,000
           Customer rebates and
            employee accruals          1,900,000
                                     -----------
        Total assumed liabilities     16,300,000
                                     -----------
        Net value of assets acquired $20,700,000
                                     ===========

        In connection with the acquisition, the Company entered into a five-year supply agreement with certain retail stores owned and operated by Bay Area Foods. These retail stores account for approximately 20 percent of the total warehouse volume of the acquired operations.

        Funding for the acquisition was provided by increased short-term bank credit from United States National Bank of Oregon and Seattle-First National Bank. The Company anticipates refinancing the additional bank credit with new senior debt, or the securitization of eligible trade accounts receivable.

        The assets acquired include all owned warehouse equipment, furniture, and fixtures of the market operations of Bay Area Foods, such as forklifts, warehouse racking, office equipment and computers, and software. The Company intends to continue to utilize these assets in the wholesale grocery distribution business in substantially the same manner as used by Bay Area Foods.

                            UNITED GROCERS, INC.
                            --------------------
                       PRO FORMA FINANCIAL STATEMENTS
                        YEAR ENDED SEPTEMBER 29, 1995
                        -----------------------------

Introductory paragraph - continued
----------------------------------
     2. The periods presented
        ---------------------
        a) The pro forma financial statements are presented on the reporting year of the Company which is as of and for the year ended September 29, 1995. The fiscal closing date of the Company is the Friday nearest September 30.

        b) Market's fiscal year end has been on the last Saturday in January on a basis of thirteen accounting periods. For these pro forma financial statements, the thirteen accounting periods ended October 7, 1995 have been used.

     3. Pro forma presentation
        ----------------------
        The proforma presentation attempts to show the Company and Market combined and operating as one business unit using historical financial statements as if the transaction had been consummated at the beginning of the year that ended September 29, 1995. See "Explanatory notes" on page 6 for the pro forma adjustments made in order to try and achieve this result.

                                         UNITED GROCERS, INC.
                                         --------------------
                                 PRO FORMA CONSOLIDATED BALANCE SHEET
                                          SEPTEMBER 29, 1995
                                          ------------------

                                                ASSETS
                                                ------


                                            Historical              Pro forma     Pro forma
                                    --------------------------
                                       United        Market        adjustments     results
                                    ------------  ------------    ------------  ------------
Current assets:
 Cash and cash equivalents          $ 13,045,456  $       --      $       --    $ 13,045,456
 Investments maintained for
  insurance reserves                  40,809,762          --              --      40,809,762
 Accounts and notes receivable        70,706,049    11,531,000            --      82,237,049
 Inventories                          81,477,754    19,623,000            --     101,100,754
 Other current assets                  3,870,703       397,000            --       4,267,703
 Deferred income taxes                 2,537,323          --              --       2,537,323
                                    ------------  ------------    ------------  ------------
   Total current assets              212,447,047    31,551,000            --     243,998,047
                                    ------------  ------------    ------------  ------------
Non-current assets:
 Notes receivable                     21,950,478     1,796,000            --      23,746,478
 Investment in and accounts
  with affiliated companies            8,392,281          --              --       8,392,281
 Other receivables and investments     6,869,895          --              --       6,869,895
 Other non-current assets             11,668,590       650,000            --      12,318,590
                                    ------------  ------------    ------------  ------------

   Total non-current assets           48,881,244     2,446,000            --      51,327,244
                                    ------------  ------------    ------------  ------------

Property, plant and equipment -
 (net of accumulated depreciation)    61,127,772          --   (a)   3,082,000    64,209,772
                                    ------------  ------------    ------------  ------------

   Tot
al    $322,456,063                  $ 33,997,000  $  3,082,000    $359,535,063
                                    ============  ============    ============  ------------


The accompanying introductory paragraph and explanatory notes should be read as part of this financial statement.


                                        UNITED GROCERS, INC.
                                        --------------------
                                PRO FORMA CONSOLIDATED BALANCE SHEET
                                         SEPTEMBER 29, 1995
                                         ------------------

                                   LIABILITIES AND MEMBERS' EQUITY
                                   -------------------------------
                                             Historical             Pro forma     Pro forma
                                    --------------------------
                                       United        Market        adjustments     results
                                    ------------  ------------    ------------  ------------
Current liabilities:
 Notes payable - bank               $ 48,515,543  $       --      $       --    $ 48,515,543
 Accounts payable                     60,461,117    14,436,000            --      74,897,117
 Insurance reserves supported
  by investments                      29,958,678          --              --      29,958,678
 Compensation and taxes payable        3,118,827       956,000            --       4,074,827
 Other accrued expenses                3,662,495       921,000            --       4,583,495
 Members' patronage payable            6,646,867          --              --       6,646,867
 Current installments on long-term
  liabilities                          7,573,215          --              --       7,573,215
                                    ------------  ------------    ------------  ------------
   Total current liabilities         159,936,742    16,313,000            --     176,249,742

Long-term liabilities                115,623,670    17,684,000 (a)   3,082,000   136,389,670

Deferred income taxes                  3,651,247          --              --       3,651,247

Deferred income                          886,917          --              --         886,917
                                    ------------  ------------    ------------  ------------

   Total liabilities                 280,098,576    33,997,000       3,082,000   317,177,576
                                    ------------  ------------    ------------  ------------
Members' equity:
 Common stock (authorized, 10,000,000
  shares at $5.00 par value; issued
  and outstanding, 655,663 shares)     3,278,315          --              --       3,278,315
 Additional paid-in capital           23,956,797          --              --      23,956,797
 Retained earnings                    14,923,491          --              --      14,923,491
 Unrealized gain on investments          198,884          --              --         198,884
                                    ------------  ------------    ------------  ------------


   Total members' equity              42,357,487          --              --      42,357,487
                                    ------------  ------------    ------------  ------------

   Total                            $322,456,063  $ 33,997,000    $  3,082,000  $359,535,063
                                    ------------  ------------    ------------  ------------

The accompanying introductory paragraph and explanatory notes should be read as part of this financial statement.

                                        UNITED GROCERS, INC.
                                        --------------------
                             PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                    YEAR ENDED SEPTEMBER 29, 1995
                                    -----------------------------


                                          Historical                Pro forma      Pro forma
                               ------------------------------    --------------  --------------
                                   United          Market          adjustments      results
Net sales and operations       $1,018,248,456  $  308,274,343    $         --    $1,326,522,799
                               --------------  --------------    --------------  --------------
Costs and expenses:
 Cost of sales                    870,097,228     279,889,325              --     1,149,986,553
 Operating expenses               101,029,068      22,381,774 (c)     2,643,270     126,054,112
 Selling and administrative
  expenses                         10,872,432       5,920,433 (d)    (5,087,433)     11,705,432
 Depreciation                       5,952,576         533,059 (b)       (92,773)      6,392,862
 Interest:
  Interest expense                 12,773,947            --   (e)     1,401,705      14,175,652
  Interest income                  (4,494,053)           --                --        (4,494,053)
                               --------------  --------------    --------------  --------------
   Interest expense, net            8,279,894            --           1,401,705       9,681,599
                               --------------  --------------    --------------  --------------
   Total costs and expenses       996,231,198     308,724,591        (1,135,231)  1,303,820,558
                               --------------  --------------    --------------  --------------

Income (loss) before members'
 allowances and patronage
 dividends, and income taxes       22,017,258        (450,248)        1,135,231      22,702,241

Members' allowances               (11,513,784)           --                --       (11,513,784)

Members' patronage dividends       (8,350,000)           --                --        (8,350,000)
                               --------------  --------------    --------------  --------------

Income (loss) before
 income taxes                       2,153,474        (450,248)        1,135,231       2,838,457

Provision for income taxes           (774,469)           --   (f)      (246,594)     (1,021,063)
                               --------------  --------------    --------------  --------------
   Net income (loss)           $    1,379,005  $     (450,248)   $      888,637  $    1,817,394
                               ==============  ==============    ==============  ==============



The accompanying introductory paragraph and explanatory notes should be read as part of this financial statement.

                    UNITED GROCERS, INC.
                   --------------------
               PRO FORMA FINANCIAL STATEMENTS
                YEAR ENDED SEPTEMBER 29, 1995
               -----------------------------


Explanatory notes
-----------------
The following explains the pro forma adjustments made to the pro forma financial statements:

   a) To record the purchase of warehouse equipment, furniture, and fixtures of Market which had previously been written off as a result of a bargain purchase agreement by Bay Area Foods.

   b) To adjust depreciation to annual amount on property acquired.

   c) To reflect annual lease payments on vehicles and real estate.

   d) To adjust intercompany charge to estimated general and administrative expense for Market.

   e) To record interest charge on borrowing to finance the purchase of Market.

   f)   To record additional provision for income taxes using
        Company's effective rate of 36%.